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                                                                    EXHIBIT 99.1

                                                          NEWS RELEASE

[CENTURY ALUMINUM LOGO]

            CENTURY ALUMINUM COMPANY SETS PRICE FOR TENDER OFFER AND
              CONSENT SOLICITATION FOR ITS 11-3/4% SENIOR SECURED
                          FIRST MORTGAGE NOTES DUE 2008

      AUGUST 12, 2004, MONTEREY, CA - Century Aluminum Company (NASDAQ: CENX) (the "Company") announced today that it has determined the tender offer consideration and the total consideration to be paid in its current tender offer and consent solicitation for its 11-3/4% Senior Secured First Mortgage Notes Due 2008 ("Notes") (CUSIP No. 156431AC2). Upon consummation of the tender offer, assuming the payment date is August 26, 2004, the Company will pay $1,096.86 (the "tender offer consideration") for each $1,000 principal amount of Notes purchased in the tender offer, plus accrued and unpaid interest.

      Holders who tendered their Notes prior to 5:00 p.m., New York City time, on August 6, 2004, will receive a consent payment of $20.00 per $1,000 of principal amount of Notes resulting in a total consideration of $1,116.86 for each $1,000 principal amount of Notes purchased in the tender offer, plus accrued and unpaid interest up to but not including the date of payment.

      The tender offer consideration, as set forth in the Company's Offer to Purchase and Consent Solicitation Statement dated July 29, 2004, is equal to the present value of the Notes as of the payment date, minus the consent payment of $20.00 per $1,000 of principal amount of Notes. The present value of the Notes was calculated in accordance with standard market practice, assuming each $1,000 principal amount of the Notes would be paid at a redemption price of $1,058.75 on April 15, 2005, the earliest redemption date of the Notes, discounted at a rate equal to 50 basis points over the yield to maturity, calculated on a semi-annual bond equivalent basis, of the 1.625% U.S. Treasury Note due April 30, 2005, based on the bid price for the reference Treasury Note (as quoted on the Bloomberg Government Pricing Monitor on Page PX3) at 10:00 a.m., New York City time, today.

      The tender offer expires at 10:00 a.m., New York City time, on August 26, 2004, unless extended or earlier terminated. Century has received tenders of more than 96% of the outstanding principal amount of the Notes.

      The closing of the tender offer is subject to certain conditions including the closing of the Company's previously announced private offerings of convertible notes and senior notes to finance the purchase of the Notes in the tender offer. The private offering of convertible notes closed August 9, 2004, and the private offering of senior notes is expected to close August 26, 2004.

      Credit Suisse First Boston LLC is the exclusive Dealer Manager and Solicitation Agent for the tender offer and the consent solicitation. Questions regarding the tender offer and consent solicitation may be directed to Credit Suisse First Boston's Liability Management Group, at (800) 820-1653 (toll-free) or

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(212) 538-0652 (collect). Requests for documents may be directed to Morrow &
Co., Inc., the Information Agent, by telephone at (800) 607-0088 (toll-free),
(800) 662-5200 (toll-free), or (212) 754-8000 (collect), or by e-mail at
cenx.info@morrowco.com.

      This press release is not an offer to purchase, a solicitation of an offer to sell or a solicitation of consents with respect to any securities, including the Notes. The offer is being made solely by the Offer to Purchase and Consent Solicitation Statement and related Letter of Transmittal and Consent dated July 29, 2004.

      The securities offered by the Company to finance the purchase of the Notes in the tender offer will be offered pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"). Such securities will not be registered under the Securities Act and, accordingly, may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements.

      ABOUT CENTURY

      Century is a producer of primary aluminum with 615,000 metric-tons-per-year ("mtpy") of primary aluminum production capacity. Century owns and operates a 244,000-mtpy primary aluminum reduction facility at Hawesville, KY, a 170,000-mtpy facility in Ravenswood, WV and a 90,000-mtpy facility in Grundartangi, Iceland. Century also owns a 49.67-percent interest in a 222,000-mtpy facility in Mt. Holly, SC. Alcoa Inc. owns the remainder and is the operator of the facility. Century's corporate offices are located in Monterey, CA.

      FORWARD LOOKING STATEMENTS

      This press release may contain "forward-looking statements" within the meaning of U.S. federal securities laws. Century has based its forward-looking statements on current expectations and projections about the future, however these statements are subject to risks, uncertainties and assumptions, any of which could cause Century's actual results to differ materially from those expressed in its forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in Century's filings with the Securities and Exchange Commission. Century does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

      Contact:

      Century Aluminum Company
      A.T. Posti, 831-642-9364